EXHIBIT A

TO

MUTUAL FUND AND VARIABLE INSURANCE TRUST

DISTRIBUTION PLAN

As of March 22, 2019

The following classes of shares (“Classes”) of the Mutual Fund and Variable Insurance Trust (the “Trust”) (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:

Fund	Share Class	Effective Date	Fees
			(As a percentage of ADNA of Shares of the applicable Class)
Rational Dividend Capture Fund
	Class A Shares	June 23, 2006	0.25
	Class C Shares	December 13, 2013	1.00
	Class T Shares	January 20, 2017	0.25
Rational Tactical Return Fund
	Class A Shares Class C Shares Class T Shares	April 30, 2007 February 26, 2016 January 20, 2017	0.25 1.00 0.25
Rational Dynamic Brands Fund
	Class A Shares	June 23, 2006	0.25
	Class C Shares	December 13, 2013	1.00
	Class T Shares	January 20, 2017	0.25
Rational Strategic Allocation Fund
	Class A Shares Class C Shares Class T Shares	July 31, 2009 February 26, 2016 January 20, 2017	0.25 1.00 0.25

Rational Trend Aggregation VA Fund		January 1, 2016	0.25

Rational Insider Buying VA Fund		January 1, 2016	0.25

Rational Iron Horse Fund	Class A Shares Class C Shares Class T Shares	May 26, 2016 May 26, 2016 January 20, 2017	0.25 1.00 0.25

Rational/Resolve Adaptive Asset Allocation Fund	Class A Shares Class C Shares Institutional Shares Class T Shares	May 26, 2016 May 26, 2016 June 23, 2016 January 20, 2017	0.25 1.00 0.25 0.25

Rational Select Asset Fund	Class A Shares Class C Shares Institutional Shares Class T Shares	November 29, 2016 November 29, 2016 November 29, 2016 January 20, 2017	0.25 1.00 0.25 0.25

Rational Income Opportunities Fund	Class A Shares Class C Shares Institutional Shares Class T Shares	February 17, 2017 February 17, 2017 February 17, 2017 February 17, 2017	0.25 1.00 0.25 0.25

Rational/NuWave Enhanced Market Opportunity Fund	Class A Shares Class C Shares Institutional Shares Class T Shares	August 25, 2017 August 25, 2017 August 25, 2017 August 25, 2017	0.25 1.00 0.25 0.25

Trend Aggregation Dividend and Income Fund	Class A Shares Class C Shares Institutional Shares Class T Shares	December 15, 2017 December 15, 2017 December 15, 2017 December 15, 2017	0.25 1.00 0.25 0.25

Trend Aggregation Growth Fund	Class A Shares Class C Shares Institutional Shares Class T Shares	December 15, 2017 December 15, 2017 December 15, 2017 December 15, 2017	0.25 1.00 0.25 0.25

Context Insurance Linked Income Fund	Class A Shares Class C Shares Institutional Shares	December 14, 2018 December 14, 2018 December 14, 2018	0.25 1.00 0.25

Rational Special Situations Income Fund	Class A Shares Class C Shares Institutional Shares	March 22, 2019 March 22, 2019 March 22, 2019	0.25 1.00 0.25

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: /s/ Jerry Szilagyi
Print Name: Jerry Szilagyi
Title: President and Chief Executive Officer